                                                               November 21, 2003



PRIMUS TELECOMMUNICATIONS
GROUP, INCORPORATED
1700 Old Meadow Road, Suite 300
McLean, Virginia 22102

Dear Sirs:

      The undersigned former record holders (the "Holders") of Series C Convertible Preferred Stock ("Series C") and current record holders of Common Stock of Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), understand that the Company has filed a registration statement with the Securities and Exchange Commission (the "SEC") covering the resale of the Company's 3-3/4% Convertible Senior Notes due 2010 (the "Notes") and the common stock underlying the Notes (the "Offering"). Each of the undersigned Holders previously communicated its (i) desire to have the common stock (the "Common Shares") issued upon conversion of the Series C shares registered for resale with the SEC, and (ii) acknowledge that the Plan of Distribution for the Offering will cover potentially differing securities, holders and methods of distribution, as compared to an offering of the Common Shares (a "Share Offering"). The undersigned, as of November 4, 2003, requested registration of the Common Shares in connection with a Share Offering (the "Shares Registration") pursuant to a prospectus separate from the Offering (the "Registration Request") and agreed to the terms and considerations of a letter agreement originally dated as of November 4, 2003.

      In consideration of (i) the Company hereby agreeing to treat the Registration Request as a request for registration pursuant to Section 5 of the Registration Rights Agreement dated December 31, 2002 among the Company and the holders of outstanding Series C (the "Registration Rights Agreement"), subject to the terms of the succeeding paragraph, and (ii) the Company filing the Shares Registration and entering into letter agreements as of November 4, 2003 and November 19, 2003 and for other good and valuable consideration, each of the undersigned hereby irrevocably agrees that, without the prior written consent of the Company, each of the undersigned Holders will not, subject to the succeeding sentence, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or common stock of the Company, including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission ("Beneficially Owned") and shares of common stock that may be issued upon exercise of any option or warrant or securities convertible into or exchangeable for common stock Beneficially Owned by the undersigned, (2) sell or grant options, rights or warrants with respect to any shares of common stock Beneficially Owned by the undersigned or securities convertible or exchangeable for common stock or substantially similar securities Beneficially

Owned by the undersigned or (3) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock Beneficially Owned by the undersigned, whether any such transaction described in clause (1), (2) or
(3) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise (a "Hedging Transaction"), in each case for a period of 270 days commencing on November 4, 2003. The foregoing sentence shall not apply to:
(a) bona fide gifts of Common Shares, common stock or securities convertible into, or exchangeable for, shares of common stock so long as the recipient agrees in writing to be bound by the restrictions set forth herein; (b) offers, sales, assignments or transfers of Common Shares, or shares of common stock made to (I) corporations, partnerships, limited liability companies or other entities to the extent such entities are wholly-owned by any of the undersigned, or (II) charitable organizations, so long as in the case of clauses (I) and (II) each recipient agrees in writing to be bound by the restrictions set forth herein;
(c) transfers of Common Shares, or shares of common stock made to any trust for the direct or indirect benefit of the undersigned or any party listed under clause (b) above so long as the trustee of the trust agrees in writing to be bound by the restrictions set forth herein; (d) the transfer, sale or other disposition of shares of common stock of the Company that were acquired after the date hereof in an open market transaction; (e) the pledge of Common Shares, or shares of common stock to third parties in connection with financing arrangements; (f) sales of certain Common Shares and Hedging Transactions that are effected after January 15, 2004 collectively by all of the undersigned with respect to no more than 3,000,000 Common Shares; or (g) the Registration Request and the Shares Registration, subject to the terms of this letter agreement.

      Notwithstanding Section 5 of the Registration Rights Agreement, the Company hereby agrees to keep, subject to applicable rules, regulations and interpretations of the SEC, the Shares Registration effective until such time as the Holders and all other holders of Common Shares issued upon conversion of the Series C Shares may dispose of all of their Common Shares without limitation under Rule 144(k) of the Securities Act of 1933. Each of the Holders and all other holders of Series C Shares converted all outstanding Series C Shares into Common Shares upon the Company's filing of the Shares Registration.

      Each of the undersigned Holders represents and warrants as of the date hereof that (i) it does not own of record or Beneficially Own any Common Shares or common stock of the Company, except for such securities identified on Annex I hereto, which is part of this letter agreement and governed by the definitions herein and (ii) it has not entered into any sale arrangement, short sale or Hedging Transaction with respect to the Common Shares or with respect to any other shares of common stock or securities of the Company.

      Each of the Holders acknowledges and agrees that in the event of any breach by any Holder of any of the provisions of this letter agreement, monetary damages shall not constitute a sufficient remedy, and, in the event of any such breach, the Company may in addition to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

      In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

      It is understood that, if the Company notifies you that it does not intend to proceed with the Shares Registration or if the registration statement concerning any Common Shares under the Shares Registration is not declared effective by the SEC by February 14, 2004, each of the undersigned Holders will be released from its obligations under the second paragraph of this letter agreement.

      Each of the undersigned Holders understands and agrees that the Company is under no obligation to have the SEC declare effective the registration statement for the Shares Offering (i) by any date certain or (ii) before the SEC declares effective the registration statement for the Offering.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned. The original letter agreement concerning certain of the matters covered hereby was originally executed and delivered coincident with the filing of the Shares Registration and such letter agreement was amended and restated through this document, principally to revise certain terms in light of the "Specified Disposition" by Holders on November 20, 2003, as set forth in Annex I. Each of the Holders agrees and acknowledges that the transferees party to the Specified Disposition may enforce the obligations of each of the Holders hereunder. This letter agreement may be signed in one or more counterparts and delivered by facsimile, Federal Express, hand-delivery or commercially recognized delivery services. This letter agreement shall be governed by Delaware law and any dispute arising out of this letter agreement shall be subject to the exclusive jurisdiction of the courts of Delaware.

                              AIG GLOBAL SPORTS & ENTERTAINMENT FUND, L.P.

                              By: AIG GSEF, L.P., its General Partner

                              By: AIG GSEF Investment, Ltd.,
                                  its General Partner


                              By: /s/ Peter Yu
                                  --------------------------
                                  Name:  Peter Yu
                                  Title: Director




                              AIG GLOBAL EMERGING MARKETS FUND, L.L.C.

                              By: AIG Capital Management Corp.,
                                  its Managing Member

                              By: /s/ Peter Yu
                                  ----------------------------
                                  Name:  Peter Yu
                                  Title: Vice President




                              GEM PARALLEL FUND, L.P.

                              By: AIG Capital Management Corp.,
                                  its General Partner

                              By: /s/ Peter Yu
                                  -----------------------------
                                  Name:  Peter Yu
                                  Title: Vice President

AGREED AND ACCEPTED:

PRIMUS TELECOMMUNICATIONS
GROUP, INCORPORATED

By:  /s/  Neil Hazard
    __________________________
    Name: Neil Hazard
    Title:Chief Operating Officer

                                                                         ANNEX I

                           SHARE OWNERSHIP INFORMATION
            CONCERNING PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                                  COMMON STOCK

                                                                              COMMON SHARES SUBJECT     COMMON STOCK OF THE COMPANY
                                                COMMON SHARES                   TO THE SPECIFIED           REMAINING AFTER THE
                   NAME                       OWNED OF RECORD (1)                  DISPOSITION            SPECIFIED DISPOSITION
                   ----                       -------------------                  -----------            ---------------------
AIG Global Sports & Entertainment Fund,             10,770,004                     2,500,000                    8,270,004
L.P.

AIG Global Emerging Markets Fund, L.L.C.             9,739,304                     2,260,748                    7,478,556

GEM Parallel Fund, L.P.                              1,030,700                       239,252                      791,448

(1) Excludes additional beneficial ownership information pursuant to other shared or exclusive voting or investment power with American International Group, Inc. and its fund affiliates as disclosed in Amendment No. 1 to
      Schedule 13D filed by such entities and the Holders concerning the Company's Securities on April 24, 2003.